Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Midwest Energy Emissions Corp. and that this agreement be included as an Exhibit to such joint filing.

The undersigned acknowledge that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless the undersigned knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature pages to follow]

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In witness whereof, each of the undersigned has caused this Joint Filing Agreement to be duly executed as of the 25th, day of August 2014.

Alterna Capital Partners LLC

By:	/s/ Earle Goldin
Earle Goldin
Member

Alterna General PArtner II LLC

By:	/s/ Earle Goldin
Earle Goldin
Managing Member

Alterna Core Capital Assets Fund II, L.p.

By:	Alterna General Partner II, LLC
Its:	General Partner

By:	/s/ Earle Goldin
Earle Goldin
Managing Member

AC Midwest Entity Corp.

By:	/s/ Earle Goldin
Earle Goldin
President

AC Midwest Energy LLC

By:	/s/ Earle Goldin
Earle Goldin
Managing Member

HARRY V. TOLL

By:	/s/ Richard Bertkau
Richard Bertkau
Attorney-in-Fact

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James C. Furnivall

By:	/s/ Richard Bertkau
Richard Bertkau
Attorney-in-Fact

ERIC M. PRESS

By:	/s/ Richard Bertkau
Richard Bertkau
Attorney-in-Fact

ROGER P. MILLER

By:	/s/ Richard Bertkau
Richard Bertkau
Attorney-in-Fact

EARLE GOLDIN

By:	/s/ Earle Goldin
Earle Goldin

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